UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 8, 2018

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2018 Base Pay
On June 8, 2018, the Board of Directors (the "Board") of PDL BioPharma, Inc. (the "Company") approved and ratified the decisions of the Compensation Committee (the "Compensation Committee") of the Board with respect to its recommendations of the 2018 base salaries for the Company’s named executive officers, with such salaries effective January 1, 2018. The 2018 base salaries for each of the named executive officers are as set forth in the chart below:

Name	Title	2018 Base Salary	% Increase from 2017 Base Salary
John P. McLaughlin	Chief Executive Officer	$700,057	0%
Dominique Monnet	President	$525,000	5%
Christopher Stone	Vice President, General Counsel and Secretary	$483,000	5%
Peter Garcia	Vice President and Chief Financial Officer	$452,000	5%

2018 Annual Bonus Plan
On June 8, 2018, the Board approved and ratified the decision of the Compensation Committee regarding a cash bonus plan covering the named executive officers for fiscal year 2018 (the "2018 Annual Bonus Plan"). The amount of the bonuses paid under the 2018 Annual Bonus Plan will be determined by the Compensation Committee after evaluating (i) certain specified corporate and individual goals adopted by the Compensation Committee and set forth in the 2018 Annual Bonus Plan and (ii) other individual or corporate performance metrics that the Compensation Committee may consider in its sole discretion. The corporate and individual performance determinations are then weighted for each named executive officer. The Compensation Committee shall have the discretion to award amounts equal to or less than (but not greater than) the maximum awards permitted under the 2018 Annual Bonus Plan.
The target bonus percentages and the maximum bonus percentage of the named executive officers’ annual base salary compensation and the weighting of corporate and individual goals that will be used to determine each of our named executive officers’ fiscal year 2018 bonuses are set forth in the chart below, which target bonus percentages remain unchanged from fiscal year 2017 levels:

Name	Title	Target Bonus	Maximum Bonus	Ratio of 2018 Corporate Goals/2018 Individual Goals
John P. McLaughlin	Chief Executive Officer	100%	200%	100%/0%
Dominique Monnet	President	75%	150%	75%/25%
Christopher L. Stone	Vice President, General Counsel and Secretary	75%	150%	75%/25%
Peter Garcia	Vice President and Chief Financial Officer	75%	150%	75%/25%

In addition, pursuant to the 2018 Annual Bonus Plan, the Board has established the ability to issue additional bonus amounts above the maximum bonus stated above for corporate performance relative to the general corporate goals and individual performance for performance relative to “stretch” goals established by the Board related to extraordinary corporate achievements. The Board retained discretion to determine any payouts in respect of performance relative to these “stretch” goals.

The foregoing description of the 2018 Annual Bonus Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2018 Annual Bonus Plan, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2018.

Amended and Restated 2005 Equity Incentive Plan

The Company held its annual meeting of stockholders on June 8, 2018 (the “Annual Meeting”). At the Annual Meeting, the Company's stockholders approved the Company’s Amended and Restated 2005 Equity Incentive Plan (the “Restated Plan”). The Restated Plan authorizes the issuance of an aggregate of 26,200,000 shares of the Company’s common stock. The Restated Plan provides that no more than 50% of the maximum aggregate number of shares authorized under the Restated Plan may be issued pursuant to “full value” awards.

The Restated Plan is administered by the Board, which may in turn delegate authority to administer the Restated Plan to a committee. The Board has delegated authority to administer the Restated Plan to the Compensation Committee, but may, at any time, revert in itself some or all of the power previously delegated to the Compensation Committee. Subject to the terms of the Restated Plan, the plan administrator may determine the recipients, numbers and types of awards to be granted, and terms and conditions of the awards, including the period of their exercisability and vesting.

The Restated Plan authorizes the grant of awards to employees, non-employee directors and consultants of the Company and its affiliates. The Restated Plan authorizes the plan administrator to grant incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, other stock awards, and performance awards that may be settled in cash, stock, or other property.

The Restated Plan contains annual per person award limits for performance awards. Under the Restated Plan, a maximum of 2,450,000 shares of our common stock may be granted to any one participant during any one calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of our common stock on the date of grant. The maximum amount covered by performance awards that may be granted to any one participant in any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals described below) is 2,000,000 shares of the Company’s common stock in the case of performance stock awards and $5,000,000 in the case of performance cash awards.

The maximum number of shares subject to awards granted during a single fiscal year to any non-employee director under the Restated Plan and under any other equity plan maintained by the Company, taken together with any cash fees paid to such non-employee director during the fiscal year, shall not exceed $800,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any award granted in a previous fiscal year).

The Restated Plan also contains provisions with respect to payment of exercise or purchase prices, vesting and expiration of awards, adjustments and treatment of awards upon certain corporate transactions, transferability of awards and tax withholding requirements. The Board or our Compensation Committee, as the case may be, will have the authority to amend or terminate the Restated Plan at any time. However, except as otherwise provided in the Restated Plan, no amendment or termination of the Restated Plan may materially impair any rights under awards already granted to a participant unless agreed to by the affected participant. The Company will obtain stockholder approval of any amendment to the Restated Plan as required by applicable law and listing requirements. No incentive stock options may be granted under the Restated Plan after August 27, 2027.

On August 29, 2017, we granted to six employees, including the named executive officers, stock options to purchase an aggregate of 4,214,400 shares of our common stock, which awards were granted out of the share reserve increase approved by our Board under the 2005 Plan on August 28, 2017, and all of which were granted subject to stockholder approval of the Restated Plan at the Annual Meeting (the “Contingent Options”). The Contingent Options have an exercise price of $2.94 per share. One-half of the Contingent Options will vest over the standard four-year vesting period, subject to continued service with the Company through the applicable vesting dates. The remaining Contingent Options will vest based on increases in the price of the Company’s common stock, subject to continued service with the Company through the applicable vesting dates, with 25% vesting on a 33% increase in the price of the Company’s common stock and the remaining 25% vesting on a 50% increase in the price of the Company’s common stock. The Contingent Options will also be subject to the acceleration provisions set forth in the severance agreements with the named executive officers. The Contingent Options expire ten years from the date of grant, subject to earlier termination in the event of termination of employment.

The following table sets forth information pertaining to the Contingent Options granted to the named executive officers on August 29, 2018, which options are no longer contingent due to the approval of the Restated Plan at the Annual Meeting:

Name	Title	Number of Shares Underlying Stock Option Award
John P. McLaughlin	Chief Executive Officer	1,922,100
Christopher L. Stone	Vice President, General Counsel and Secretary	700,500
Peter Garcia	Vice President and Chief Financial Officer	694,900

The foregoing description of the Restated Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

10.1	Amended and Restated 2005 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed on June 8, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
Chief Executive Officer

Dated: June 14, 2018